Exhibit 99.1

ARGON HOLDCO LLC	08/12/2026
By: Blackstone Holdings II L.P., its sole member
By: Blackstone Holdings I/II GP L.L.C., its general partner

By: /s/ Victoria Portnoy
Name: Victoria Portnoy
Title: Managing Director - Assistant Secretary

Blackstone Holdings II L.P.	08/12/2026
By: Blackstone Holdings I/II GP L.L.C., its general partner

By: /s/ Victoria Portnoy
Name: Victoria Portnoy
Title: Managing Director - Assistant Secretary

Blackstone Holdings I/II GP L.L.C.	08/12/2026

By: /s/ Victoria Portnoy
Name: Victoria Portnoy
Title: Managing Director - Assistant Secretary

Blackstone Inc.	08/12/2026

By: /s/ Victoria Portnoy
Name: Victoria Portnoy
Title: Managing Director - Assistant Secretary

Blackstone Group Management L.L.C.	08/12/2026

By: /s/ Victoria Portnoy
Name: Victoria Portnoy
Title: Managing Director - Assistant Secretary

/s/ Stephen A. Schwarzman	08/12/2026
Stephen A. Schwarzman